Exhibit 10.1

Execution Version

SECURITIES EXCHANGE AGREEMENT

BY AND BETWEEN

BLACKBOXSTOCKS, INC. AND
EVTEC GROUP LIMITED

Dated as of June 9, 2023

TABLE OF CONTENTS

ARTICLE 1 THE EXCHANGE		1
1.1	The Exchange	1
1.2	Closing	2
1.3	Delivery of Exchange Consideration	2
1.4	Exemption from Registration; Rule 144	2

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF EVTEC		2
2.1	Organization and Qualification; Charter Documents	2
2.2	Capital Structure	3
2.3	Authority; Non-Contravention; Approvals	3
2.4	Evtec Financial Statements; No Undisclosed Liabilities	4
2.5	Absence of Certain Changes or Events	5
2.6	Taxes	5
2.7	Intellectual Property	5
2.8	Compliance with Legal Requirements	5
2.9	Legal Proceedings; Orders	6
2.10	Title to Assets. Except as set forth on	6
2.11	Environmental Matters	6
2.12	Labor Matters	6
2.13	Evtec Contracts	6
2.14	Books and Records	6
2.15	Insurance	7
2.16	Disclosure; Evtec Information	7
2.17	No Public Sale or Distribution	7
2.18	Accredited Investor Status	7
2.19	Reliance on Exemptions	7
2.20	Exclusivity of Representations; Reliance	8

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF BLBX		8
3.1	Organization and Qualification; Charter Documents	8
3.2	Capital Structure	9
3.3	Authority; Non-Contravention; Approvals	9
3.4	SEC Filings; BLBX Financial Statements; No Undisclosed Liabilities	10
3.5	Absence of Certain Changes or Events	11
3.6	Taxes	11
3.7	Intellectual Property.	12
3.8	Compliance with Legal Requirements.	12
3.9	Legal Proceedings; Orders	12
3.10	Title to Assets; Real Property. Except as set forth on	12
3.11	Environmental Matters	12
3.12	Labor Matters	13
3.13	BLBX Contracts	13
3.14	Books and Records	13
3.15	Insurance	13
3.16	Disclosure; BLBX Information	13
3.17	Exclusivity of Representations; Reliance	14

i

ARTICLE 4 ADDITIONAL AGREEMENTS		14
4.1	Information Statement	14
4.2	Regulatory Approvals and Related Matters	15
4.3	Notification of Certain Matters	15
4.5	Conveyance Taxes	16
4.6	Legends	16

ARTICLE 5 GENERAL PROVISIONS		16
5.1	Notices	16
5.2	Amendment	17
5.3	Headings	17
5.5	Entire Agreement	17
5.6	Successors and Assigns	17
5.10	Governing Law; Venue; Waiver of Jury Trial	18
5.13	Limited Survival of Representations and Warranties	19
5.14	Construction	19

ii

SECURITIES EXCHANGE AGREEMENT

THIS SECURITIES EXCHANGE AGREEMENT is made and entered into as of June 9, 2023 (this “Agreement”) by and between BLACKBOXSTOCKS, INC., a Nevada corporation (“BLBX”) and EVTEC GROUP LIMITED, a company registered in England and Wales with company number 13046319 (“Evtec”).  Evtec and BLBX are each a “Party” and referred to collectively herein as the “Parties.”  Certain capitalized terms used in this Agreement are defined in Exhibit A.

WHEREAS, BLBX has authorized the issuance of up to 2,400,000 shares of Series B Convertible Preferred Stock, $0.001 par value per share (the "Series B Stock"), with the rights, preferences, powers, restrictions, and limitations set forth in the certificate of designation of the Company in the form attached hereto as in Exhibit B;

WHEREAS, the BLBX wishes to purchase and Evtec wishes to sell at the Closing (as defined below), upon the terms and conditions stated in this Agreement, 4,086 newly issued preferred shares of Evtec (the “Evtec Shares”), with the rights, preferences, powers, restrictions, and limitations set forth in the amended articles of association of the Company in the form attached hereto as in Exhibit C in exchange for 2,400,000 shares of Series B Stock of BLBX (the “Series B Shares”);

WHEREAS, the board of directors of BLBX (i) has determined that this Agreement and the Exchange (hereinafter defined) to which BLBX is or will be a party are fair to, and in the best interests of, BLBX and its stockholders, (ii) has approved, adopted and declared advisable this Agreement and the Exchange to which BLBX is or will be a party and (iii) has determined to recommend that the BLBX Stockholders vote to approve the BLBX Stockholder Approval Matter (hereinafter defined) permitting conversion of the Series B Shares into BLBX Common Stock (hereinafter defined) in accordance with applicable rules and regulations of the Nasdaq Stock Market;

WHEREAS, as a condition to the willingness of Evtec to enter into this Agreement, concurrently with the execution and delivery of this Agreement, Gust Kepler is executing a Written Consent of Consenting Stockholder in substantially the form of Exhibit D attached hereto (the “Stockholder Consent”), pursuant to which Mr. Kepler will vote his shares of Series A Convertible Preferred Stock (the “Series A Stock”) which meet or exceed the BLBX Stockholder Approval Threshold (hereinafter defined) in favor of the BLBX Stockholder Approval Matter; and

WHEREAS, BLBX and Evtec are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act;

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1
THE EXCHANGE

1.1      The Exchange. Upon the terms and subject to the conditions of this Agreement, at the Closing, Evtec shall issue and sell to BLBX the Evtec Shares, and in exchange, BLBX shall issue and sell to Evtec the Series B Shares.   The exchange of the Evtec Shares for the Series B Shares pursuant to this Agreement is referred to herein as the “Exchange.”

SECURITIES EXCHANGE AGREEMENT – Page 1

1.2       Closing. The date, time and place of the closing of the Exchange (the “Closing”) shall be on June 9, 2023, remotely by electronic exchange of Closing documentation upon mutual agreement among Evtec and BLBX (or such other date, time and place as is mutually agreed to by Evtec and BLBX) (the “Closing Date”).

1.3       Delivery of Exchange Consideration. On or prior to the Closing, (i) Evtec shall deliver to the BLBX a stock certificate evidencing the Evtec Shares and (i) BLBX shall deliver to the Evtec a stock certificate evidencing the Series B Shares.

1.4      Exemption from Registration; Rule 144. The Parties intend that the Series B Shares to be issued pursuant to Section 1.1, will be issued in a transaction exempt from registration under the Securities Act, by reason of Section 4(a)(2) of the Securities Act, and/or Rule 506 of Regulation D and that Evtec, as the recipient of the Series B Shares, is an “accredited investor” as such term is defined in Regulation D. The Series B Shares to be issued pursuant to Section 1.1 hereof and any securities to be issued upon conversion thereof will be “restricted securities” within the meaning of Rule 144 under the Securities Act and may not be offered, sold, pledged, assigned or otherwise transferred unless (A) a registration statement with respect thereto is effective under the Securities Act and any applicable state securities laws, or (B) at such time as the securities evidenced by such certificates are sold pursuant to Rule 144 or another applicable exemption from such registration exists and either BLBX receives an opinion of counsel to the holder of such securities, which counsel and opinion are satisfactory to BLBX, that such securities may be offered, sold, pledged, assigned or transferred in the manner contemplated without an effective registration statement under the Securities Act or applicable state securities laws; and the certificate (or book-entry security entitlement) representing such securities will bear an appropriate legend and restriction on the books of BLBX or its transfer agent to that effect. BLBX is entitled to request from any holder requesting unlegended certificates under clause (B) of the foregoing sentence a certificate of such holder reasonably acceptable to BLBX confirming that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF EVTEC

Evtec represents and warrants to BLBX as follows (it being understood that each representation and warranty contained in this Article 2 is subject to: (a) the exceptions and disclosures set forth in the part or subpart of the Evtec Disclosure Schedule corresponding to the particular Section or subsection in this Article 2 in which such representation and warranty appears; (b) any exceptions or disclosures explicitly cross-referenced in such part or subpart of the Evtec Disclosure Schedule by reference to another part or subpart of the Evtec Disclosure Schedule; and (c) any exception or disclosure set forth in any other part or subpart of the Evtec Disclosure Schedule to the extent it is reasonably apparent from the wording of such exception or disclosure that such exception or disclosure qualifies such representation and warranty):

2.1       Organization and Qualification; Charter Documents.

(a)    Part 2.1(a) of the Evtec Disclosure Schedule identifies each subsidiary of Evtec and indicates its jurisdiction of organization.  None of the Evtec Companies own any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 2.1(a) of the Evtec Disclosure Schedule.

SECURITIES EXCHANGE AGREEMENT – Page 2

(b)    Each of the Evtec Companies is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and has all necessary corporate power and authority: (i) to conduct its businesses in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Evtec Contracts by which it is bound, except where the failure to have such corporate power and authority would not, individually or in the aggregate, have an Evtec Material Adverse Effect.  The Organizational Documents of each Evtec Company, copies of which have previously been made available to BLBX, are true, correct and complete copies of such documents as currently in effect and no Evtec Company is in violation of any provision thereof in any material respect.

(c)    Each of the Evtec Companies (in jurisdictions that recognize the following concepts) is qualified to do business, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have an Evtec Material Adverse Effect.

2.2       Capital Structure.

(a)    As of the date hereof, the issued share capital of Evtec consists of 26,377 ordinary shares of Evtec and no preferred shares of Evtec (the “Evtec Issued Share Capital”).  All Evtec Issued Share Capital is, and immediately prior to Closing, all Evtec Shares will be, duly authorized, validly issued and fully paid and were, or will be, issued in compliance with all applicable Legal Requirements.  Part 2.2(a) of the Evtec Disclosure Schedule sets forth the complete and accurate capitalization of the Evtec Companies as of the date hereof, including any securities convertible or exercisable into Evtec Share Capital. No Person has the right to cause Evtec to issue any shares in the Evtec Share Capital.

(b)    Upon Closing BLBX will acquire the Evtec Shares free and clear of any Encumbrance.

2.3       Authority; Non-Contravention; Approvals.

(a)    Evtec has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the Exchange.  The execution and delivery by Evtec of this Agreement, the performance by Evtec of its obligations hereunder and the consummation by Evtec of the Exchange have been duly authorized by all necessary corporate action on the part of Evtec.

(b)    Except as set forth in Part 2.3(b) of the Evtec Disclosure Schedule, the execution and delivery of this Agreement by Evtec does not, and the performance of this Agreement by Evtec will not, (i) conflict with or violate any Organizational Documents of any Evtec Company, (ii) subject to compliance with the requirements set forth in Section 2.3(c) below, conflict with or violate any Legal Requirement or Order applicable to the Evtec Companies or by which any of their respective properties are bound or affected, except for any such conflicts or violations that would not, individually or in the aggregate, have an Evtec Material Adverse Effect, or (iii) require an Evtec Company to make any filing with or give any notice to a Person, or to obtain any Consent from a Person, except such as have been obtained or made, or result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Evtec’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or Encumbrance on any of the properties or assets of the Evtec Companies, except, for purposes of this clause (iii), as would not, individually or in the aggregate, have an Evtec Material Adverse Effect.

SECURITIES EXCHANGE AGREEMENT – Page 3

(c)    No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body is required by or with respect to Evtec in connection with the execution and delivery of this Agreement or the consummation of the Exchange, except such as have been obtained or made.

2.4       Evtec Financial Statements; No Undisclosed Liabilities.

(a)    The audited financial statements of Evtec Automotive Limited (“Evtec Automotive”), the principal Subsidiary of Evtec, for the period January 1, 2021 to March 31, 2022 (the “Evtec Audited Financials“) which have been delivered to BLBX, (i) have been prepared in accordance with Financial Reporting Standard 102 “Financial Reporting Standards applicable in the UK and Republic of Ireland” and the Companies Act of 2006 (“FRS 102“), (ii) fairly present, in all material respects, the financial position of Evtec Automotive as at the date thereof and the results of its operations and cash flows for the period indicated and (iii) be consistent with, and have been prepared from, the books and records of Evtec Automotive.

(b)    The unaudited financial statements (including any related notes thereto) representing the financial condition of Evtec Automotive as of and for the year ended March 31, 2023 (the “Evtec Unaudited Financials,” and together with the Evtec Audited Financials, the “Evtec Financials“), which have been delivered to BLBX, (i) have been prepared in good faith, (ii) fairly present, in all material respects, the financial position of Evtec Automotive as at the respective dates thereof and the results of Evtec Automotive’s operations and cash flows for the periods indicated and (iii) be consistent with (subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount), and have been prepared from, the books and records of the Evtec Companies.

(c)    Evtec has no material assets, liabilities (contingent or other) or operations except for its ownership of Evtec Automotive.

(d)    As of the date of this Agreement, no Evtec Company has any liabilities (other than valuation adjustments in relation to financial instruments), indebtedness, obligations or expense of any kind, whether absolute, accrued, contingent, matured or unmatured or otherwise (each, a “Liability“), of a type required to be reflected in financial statements prepared in accordance with FRS 102, which are, individually or in the aggregate, material to the results of operations or financial condition of the Evtec Companies taken as a whole, except for (i) Liabilities reflected on the Evtec Audited Financials, (ii) Liabilities incurred by any Evtec Company since the date of the Evtec Audited Financials in the ordinary course of business have been reflected in the Evtec Unaudited Financials, (iii) Liabilities incurred in connection with the Exchange, (iv) Liabilities for performance of obligations of Evtec or any Subsidiary under any Evtec Contract (other than for breach thereof), and (v) Liabilities disclosed on Part 2.4(d) of the Evtec Disclosure Schedule. No Evtec Company has effected any “off-balance sheet arrangements” (as defined in Item 303(a) of SEC Regulation S-K).

(e)    There have been no formal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer or general counsel of Evtec, the board of directors of Evtec or any committee thereof.

(f)    Neither Evtec nor, to the knowledge of Evtec, its Representatives, have identified any fraud, whether or not material, that involves Evtec’s management or other employees who have a role in the preparation of financial statements or any claim or allegation regarding any of the foregoing.  No Evtec Companies have identified or been made aware of any fraud, whether or not material, that involved Evtec management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Evtec, any material illegal act or fraud related to the business of the Evtec Companies, or any claim or allegation regarding the foregoing.

SECURITIES EXCHANGE AGREEMENT – Page 4

2.5       Absence of Certain Changes or Events. From December 31, 2020 through the date hereof, each of the Evtec Companies has conducted its business in all material respects in the ordinary course of business consistent with past practice and there has not been any event that has had an Evtec Material Adverse Effect.

2.6       Taxes.

(a)    Each material income Tax Return and each other material Tax Return that were required to be filed by or with respect to any Evtec Company has been timely filed (taking into account all valid extensions), and all such Tax Returns were true, complete and accurate in all respects.  All Taxes due and payable by the Evtec Companies (whether or not shown on any Tax Return) have been timely paid, except to the extent such amounts are being contested in good faith and are properly reserved for on the books or records of the Evtec Companies to the extent any such reserve is required under FRS 102.

(b)    No Evtec Company is the subject of any currently ongoing Tax audit or other proceeding with respect to Taxes nor has any audit or other proceeding with respect to Taxes been proposed against any of them in writing.

(c)    No Evtec Company has at any time entered into or been party to any transactions, schemes or arrangements which either were notifiable arrangements for the purposes of Part 7 Finance Act 2004 (Disclosure of tax avoidance schemes) or was a notifiable scheme for the purposes of Schedule 11A VATA 1994 (Disclosure of avoidance schemes).

2.7       Intellectual Property.

(a)    The Evtec Companies own, co-own or otherwise possess legally enforceable rights in and to all material Evtec Owned IP Rights, free and clear of all Encumbrances.  The material Evtec IP Rights that are owned by an Evtec Company are valid and subsisting and have not been found to be invalid or unenforceable by any Governmental Body.

(b)    Each Evtec Company has taken reasonable measures to protect and maintain the confidentiality of the material Trade Secrets included in the material Evtec Owned IP Rights.

2.8       Compliance with Legal Requirements.

(a)    Except as would not, individually or in the aggregate, have an Evtec Material Adverse Effect, the Evtec Companies hold all permits, licenses, authorizations, variances, exemptions, orders and approvals from applicable Governmental Bodies which are necessary to the operation of the business of the Evtec Companies taken as a whole.

(b)    None of the Evtec Companies and, to the knowledge of Evtec, no Representative of any Evtec Company or Person acting in concert with or on behalf of the Evtec Companies, or any officers, employees or Representatives of the same with respect to any matter relating to any of the Evtec Companies, has made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act of 2010 or any other analogous legislation in any jurisdiction, as amended.

SECURITIES EXCHANGE AGREEMENT – Page 5

2.9       Legal Proceedings; Orders.

(a)    Except as set forth in Part 2.9(a) of the Evtec Disclosure Schedule, there has not been, and there is no pending, or threatened in writing, Legal Proceeding and, to the knowledge of Evtec, no Person has threatened to commence any Legal Proceeding that involves any of the Evtec Companies

(b)    There is no Order to which any of the Evtec Companies, or any of the assets owned or used by any of the Evtec Companies, is subject.  To the knowledge of Evtec, no officer or other key employee of any of the Evtec Companies is subject to any Order that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Evtec Companies.

2.10     Title to Assets. Except as set forth on Part 2.10 of the Evtec Disclosure Schedule, the Evtec Companies own, and have good, valid and marketable title to, all material tangible assets purported to be owned by them, including all material tangible assets reflected in the books and records of the Evtec Companies as being owned by the Evtec Companies free and clear of any Encumbrances, except for (i) any lien for current Taxes not yet due and payable or for Taxes that are being contested in good faith and for which adequate reserves have been made on the Evtec Financials, (ii) liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any Evtec Company, and (iii) Encumbrances described in Part 2.10 of the Evtec Disclosure Schedule.

2.11     Environmental Matters. Each Evtec Company is in compliance with all applicable Environmental Laws, which compliance includes the possession by Evtec of all permits and other authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof, except where the failure to be in compliance would not, individually or in the aggregate, have an Evtec Material Adverse Effect.

2.12     Labor Matters.

(a)    There are no agreements or other arrangements between the Evtec Companies and any trade union or other body representing employees and no notices have been served under the Information and Consultation of Employee Regulations 2004.

(b)    The Evtec Companies have in all material respects in relation to all present and former Evtec Personnel complied with Employment Legislation.

2.13     Evtec Contracts. Evtec has made available to BLBX an accurate and complete copy of each material Contract to which each Evtec Company is a party or by which an Evtec Company is bound for review.

2.14     Books and Records. The minute books of the Evtec Companies have been made available to BLBX and contain accurate summaries, in all material respects, of all meetings of directors (or committees thereof) and shareholders or actions by written consent.  Each of the share certificate books, registers of shareholders and other corporate registers of the Evtec Companies comply in all material respects with the provisions of all applicable Legal Requirements and are complete and accurate in all material respects.

SECURITIES EXCHANGE AGREEMENT – Page 6

2.15     Insurance.

(a)    Each of the Evtec Companies’ insurance policies (including, as applicable, fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements, collectively “Insurance Policies”) are in full force and effect on the date hereof and are maintained with reputable companies against loss relating to the business, operations and properties and such other risks as companies engaged in similar business as the Evtec Companies would, in accordance with good business practice, customarily insure.  All premiums due and payable under such Insurance Policies have been paid on a timely basis and each Evtec Company is in compliance in all material respects with all other terms thereof.  True, complete and correct copies of such Insurance Policies have been made available to BLBX.

(b)    Except as set forth on Part 2.17(b) of the Evtec Disclosure Schedule, there are no material claims pending, under any Insurance Policy to which any Evtec Company is a party, as to which coverage has been questioned, denied or disputed.

2.16     Disclosure; Evtec Information. None of the information supplied or to be supplied by or on behalf of Evtec for inclusion or incorporation by reference in the Exchange Form 8-K or the Information Statement, will, at the time the Stockholder Consent is executed or at the time the Exchange Form 8-K is filed or the Information Statement is first mailed to the BLBX Stockholders, contain any statement that, in light of the circumstances under which it was made, is false or misleading with respect to any material fact or omit to state any material fact necessary in order to correct any statement of a material fact in any earlier communication with respect to the solicitation of the Stockholder Consent which has become false or misleading. Notwithstanding the foregoing, no representation is made by Evtec with respect to the information that has been or will be supplied by BLBX for inclusion in the Exchange Form 8-K or Information Statement.

2.17     No Public Sale or Distribution. Evtec is acquiring the Series B Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act. Evtec does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Series B Shares.

2.18     Accredited Investor Status. Evtec is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. Evtec (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment with respect to the Series B Shares and (ii) can bear the economic risk of (A) an investment in the Series B Shares indefinitely and (B) a total loss in respect of such investment.

2.19     Reliance on Exemptions. Evtec understands that the Series B Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that BLBX is relying in part upon the truth and accuracy of, and Evtec’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Evtec to acquire the Series B Shares. Prior to the Closing, Evtec is acting solely in the capacity of an arm’s length purchaser with respect to the Agreement and the transactions contemplated hereby and thereby.

SECURITIES EXCHANGE AGREEMENT – Page 7

2.20     Exclusivity of Representations; Reliance.

(a)    Except as expressly set forth in this Article 2, neither Evtec nor any Person on behalf of Evtec has made, nor are any of them making, any representation or warranty, written or oral, express or implied, at law or in equity, including with respect to merchantability or fitness for any particular purpose, in respect of Evtec or its business in connection with the Exchange, including any representations or warranties about the accuracy or completeness of any information or documents previously provided (including with respect to any financial or other projections therein), and any other such representations and warranties are hereby expressly disclaimed.

(b)    Evtec acknowledges and agrees that, except for the representations and warranties of BLBX set forth in Article 3, neither Evtec nor its Representatives is relying on any other representation or warranty of BLBX, or any other Person made outside of Article 3, including regarding the accuracy or completeness of any such other representations or warranties or the omission of any material information, whether express or implied, in each case with respect to the Exchange.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF BLBX

BLBX represents and warrants to Evtec as follows (it being understood that each representation and warranty contained in this Article 3 is subject to:  (a) the exceptions and disclosures set forth in the part or subpart of the BLBX Disclosure Schedule corresponding to the particular Section or subsection in this Article 3 in which such representation and warranty appears; (b) any exceptions or disclosures explicitly cross-referenced in such part or subpart of the BLBX Disclosure Schedule by reference to another part or subpart of the BLBX Disclosure Schedule; and (c) any exception or disclosure set forth in any of the BLBX’s SEC Documents and publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval system (but (i) solely to the extent that any information is reasonably apparent from a review of such SEC Documents, (ii) without giving effect to any amendment thereof filed with, or furnished to the SEC on or after the date hereof and (iii) excluding any disclosures contained under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature) or other part or subpart of the BLBX Disclosure Schedule to the extent it is reasonably apparent from the wording of such exception or disclosure that such exception or disclosure qualifies such representation and warranty):

3.1       Organization and Qualification; Charter Documents.

(a)    BLBX does not, directly or indirectly, own, control, or have any interest in any shares or other ownership interest in any other Entity.

(b)    BLBX is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a BLBX Material Adverse Effect.  The Organizational Documents of BLBX, copies of which have previously been made available to Evtec, are true, correct and complete copies of such documents as currently in effect, and BLBX is not in violation of any provision thereof in any material respect.

SECURITIES EXCHANGE AGREEMENT – Page 8

(c)    BLBX is qualified to do business, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a BLBX Material Adverse Effect.

3.2       Capital Structure.

(a)    The authorized capital stock of BLBX consists of 100,000,000 shares of BLBX Common Stock, of which 3,179,303 shares of BLBX Common Stock are issued and outstanding as of the close of business on the day prior to the date hereof, and 10,000,000 shares of preferred stock, par value $0.001 (“BLBX Preferred Stock” and, together with the BLBX Common Stock, collectively “BLBX Capital Stock”), 5,000,000 of which are designated as “Series A Convertible Preferred Stock”, of which 3,269,998 shares are issued and outstanding as of the close of business on the day prior to the date hereof and 2,400,000 of which are designated as “Series B Convertible Preferred Stock,” of which no shares are issued and outstanding as of the close of business on the day prior to the date hereof.  All outstanding shares of BLBX Capital Stock are duly authorized, validly issued, fully paid and non-assessable and were issued in compliance with all applicable Legal Requirements.

(b)    As of the date hereof, BLBX had reserved (i) an aggregate of 612,500 shares of BLBX Common Stock for issuance under the BLBX Incentive Plan, under which options were outstanding for an aggregate of 156,542 shares and grants of 9,000 shares of restricted BLBX Common Stock were outstanding for an aggregate of 165,542 shares and (ii) an additional 109,592 shares of BLBX Common Stock for issuance to holders of warrants to purchase BLBX Common Stock upon their exercise.  All shares of BLBX Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and non-assessable.

(c)    As of the date hereof, BLBX has reserved an aggregate of 109,584 shares of BLBX Common Stock for issuance under BLBX Warrants.

(d)     (i) None of the outstanding shares of BLBX Common Stock are entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right; (ii) None of the outstanding shares of BLBX Common Stock are subject to any right of first refusal in favor of BLBX; (iii) there are no outstanding bonds, debentures, notes or other indebtedness of BLBX having a right to vote on any matters on which the BLBX Stockholders have a right to vote; (iv) there is no Contract to which BLBX is a party relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of BLBX Common Stock; and (v) BLBX is not under any obligation, or bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of BLBX Common Stock or other securities, and there are no shares of BLBX Common Stock outstanding that are subject to a risk of forfeiture or other similar condition under any applicable restricted stock purchase agreement.

3.3       Authority; Non-Contravention; Approvals.

(a)    BLBX has the requisite corporate power and authority to enter into this Agreement and, subject to BLBX Stockholder Approval, to perform its obligations hereunder and to consummate the Exchange.  The execution and delivery of this Agreement by BLBX, the performance by BLBX of its obligations hereunder and the consummation by BLBX of the Exchange has been duly authorized by all necessary corporate action on the part of BLBX, subject only to BLBX Stockholder Approval.  The BLBX Stockholder Approval Threshold is the only vote of the holders of any class or series of BLBX Common Stock necessary to approve the BLBX Stockholder Approval Matter.  Except for BLBX Stockholder Approval, no other corporate proceeding on the part of BLBX is necessary to authorize the adoption, execution, delivery and performance of this Agreement or to consummate the Exchange.

SECURITIES EXCHANGE AGREEMENT – Page 9

(b)    BLBX’s board of directors, by resolutions duly adopted by written consent, as of the date hereof, not subsequently rescinded or modified in any way, has, as of the date hereof (i) approved, adopted and declared advisable this Agreement and the Exchange, and determined that this Agreement and the Exchange, are fair to and in the best interests of the BLBX Stockholders, and (ii) approved the BLBX Stockholder Approval Matter and resolved to recommend that the BLBX Stockholders approve the BLBX Stockholder Approval Matter, and directed that such matters be submitted for consideration of the BLBX Stockholders.

(c)    The execution and delivery of this Agreement by BLBX does not, and the performance of this Agreement by BLBX will not, (i) conflict with or violate the Organizational Documents of BLBX, (ii) subject to obtaining the BLBX Stockholder Approval , conflict with or violate any Legal Requirement applicable to BLBX or by which its or any of its properties are bound or affected, or (iii) require BLBX to make any filing with or give any notice to a Person or to obtain any Consent from a Person, or result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair BLBX’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or Encumbrance on any of the properties or assets of BLBX pursuant to, any BLBX Contract to which BLBX is a party or by which BLBX or any of its properties are bound or affected (except, for purposes of this clause (iii), as would not, individually or in the aggregate, have a BLBX Material Adverse Effect).

(d)    No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body is required by or with respect to BLBX in connection with the execution and delivery of this Agreement or the consummation of the Exchange, except for (i) the filing contemplated by Section 4.1, (ii) the filing of a Current Report on Form 8-K with respect to the Exchange (the “Exchange Form 8-K”) with the SEC within four (4) Business Days after the Closing Date, and (iii) such approvals as may be required under applicable state securities or “blue sky” laws or the rules and regulations of Nasdaq.

3.4       SEC Filings; BLBX Financial Statements; No Undisclosed Liabilities.

(a)    All BLBX SEC Documents have been timely filed and, as of the time a BLBX SEC Document was filed with the SEC (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing):  (i) each of the BLBX SEC Documents complied in all material respects with the applicable requirements of the Securities Act or Exchange Act (as the case may be) and (ii) none of the BLBX SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Each of the certifications and statements relating to BLBX SEC Documents required by Rule 13a-14 or 15d-14 under the Exchange Act or 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) is accurate and complete, and complied as to form and content with all applicable Legal Requirements in effect at the time such certification was filed with or furnished to the SEC by BLBX.  As used in this Section 3.4, the term “file” and variations thereof will be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

SECURITIES EXCHANGE AGREEMENT – Page 10

(b)    BLBX maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act.  Such disclosure controls and procedures are designed to ensure that all material information concerning BLBX required to be disclosed by BLBX in the reports that it is required to file, submit or furnish under the Exchange Act is recorded, processed, summarized and reported on a timely basis to the individuals responsible for the preparation of such reports.  BLBX maintains a system of internal controls over financial reporting which is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with United States generally accepted accounting principles (“GAAP”).

(c)    The financial statements (including any related notes) contained or incorporated by reference in the BLBX SEC Documents (the “BLBX Financials”):  (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) applied on a consistent basis unless otherwise noted therein throughout the periods indicated; and (iii) fairly present, in all material respects, the consolidated financial position of BLBX as of the respective dates thereof and the consolidated results of operations and cash flows of BLBX for the periods covered thereby.  The unaudited balance sheet of BLBX as of March 31, 2023 is hereinafter referred to as the “BLBX Balance Sheet.”

(d)    As of the date of this Agreement, BLBX does not have any Liabilities, except for (i) Liabilities reflected on the BLBX Balance Sheet, (ii) Liabilities incurred since the date of the BLBX Balance Sheet in the ordinary course of business consistent with past practices, (iii) Liabilities incurred in connection with the Exchange, (iv) Liabilities for performance of obligations of BLBX under any BLBX Contract (other than for breach thereof), and (v) Liabilities disclosed in Part 3.4(d) of the BLBX Disclosure Schedule.

(e)    Except as disclosed in BLBX’s SEC Documents, BLBX is, and has been, in material compliance with (i) the applicable listing and corporate governance rules and regulations of Nasdaq and (ii) the applicable provisions of the Sarbanes-Oxley Act.

3.5      Absence of Certain Changes or Events. Except as set forth in Part 3.5 of the BLBX Disclosure Schedule or as disclosed in BLBX’s SEC Documents, from the date of the BLBX Balance Sheet through the date hereof, BLBX has conducted its business in all material respects in the ordinary course of business consistent with past practice and there has not been any event that has had a BLBX Material Adverse Effect.

3.6       Taxes. Each of the representations and warranties set forth in this Section 3.6 is qualified by “except as would not, individually or in the aggregate, have a BLBX Material Adverse Effect.”

(a)    Each income Tax Return and each other material Tax Return required to be filed by or with respect to BLBX has been timely filed (taking into account all valid extensions), and all such Tax Returns were true, complete and accurate in all respects.  All Taxes due and payable by BLBX (whether or not shown on any Tax Return) have been timely paid, except to the extent such amounts are being contested in good faith and are properly reserved for on the books or records of BLBX to the extent any such reserve is required under GAAP.

SECURITIES EXCHANGE AGREEMENT – Page 11

(b)    BLBX is not the subject of any currently ongoing Tax audit or other proceeding with respect to Taxes nor has any audit or other proceeding with respect to Taxes been proposed against any of them in writing

3.7       Intellectual Property.

(a)    BLBX owns, co-owns or otherwise possesses legally enforceable rights in and to all material BLBX Owned IP Rights, free and clear of all Encumbrances.  The material BLBX IP Rights that are owned by BLBX are valid and subsisting and have not been found to be invalid or unenforceable by any Governmental Body.

(b)    BLBX has taken reasonable measures to protect and maintain the confidentiality of the Trade Secrets included in the BLBX Owned IP Rights.

3.8       Compliance with Legal Requirements.  Except as would not, individually or in the aggregate, have a BLBX Material Adverse Effect, the BLBX holds all permits, licenses, authorizations, variances, exemptions, orders and approvals from applicable Governmental Bodies which are necessary to the operation of the business of BLBX.

3.9       Legal Proceedings; Orders.

(a)    Except as set forth in Part 3.9(a)(i) of the BLBX Disclosure Schedule, since January 1, 2023 there has not been, and there is no pending, or threatened in writing, any Legal Proceeding and, to the knowledge of BLBX, no Person has threatened to commence any Legal Proceeding that involves BLBX.

(b)    There is no Order to which BLBX, or any of the assets owned or used by BLBX, is subject.  To the knowledge of BLBX, no officer or other key employee of BLBX is subject to any Order that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of BLBX or to any material assets owned or used by BLBX.

3.10     Title to Assets; Real Property. Except as set forth on Part 3.10 of the BLBX Disclosure Schedule, BLBX owns, and has good, valid and marketable title to, all material tangible assets purported to be owned by BLBX, including all material tangible assets reflected in the books and records of BLBX as being owned by BLBX.  All of said assets are owned by BLBX free and clear of any Encumbrances, except for (i) any lien for current Taxes not yet due and payable or for Taxes that are being contested in good faith and for which adequate reserves have been made on the BLBX Financials, (ii) liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of BLBX, and (iii) Encumbrances described in Part 3.10 of the BLBX Disclosure Schedule.  BLBX does not own and has never owned any real property, and does not currently hold any interest in real property, except for the leaseholds created under real property leases. BLBX is the lessee of, and holds valid leasehold interests in, all assets purported to have been leased by them, including all assets reflected in the books and records of BLBX as being leased to BLBX.

3.11     Environmental Matters. BLBX is in compliance with all applicable Environmental Laws, which compliance includes the possession by BLBX of all permits and other authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof, except where the failure to be in compliance would not, individually or in the aggregate, have a BLBX Material Adverse Effect.

SECURITIES EXCHANGE AGREEMENT – Page 12

3.12     Labor Matters.

(a)    There are no agreements or other arrangements between BLBX and any trade union or other body representing employees.

(b)    BLBX is in compliance in all material respects with all Legal Requirements relating to employment practices, terms and conditions of employment, and the employment of former, current, and prospective employees, individual independent contractors and “leased employees” (within the meaning of Section 414(n) of the Code in the United States and other Legal Requirements in any jurisdiction in which BLBX employ interim employees).

3.13     BLBX Contracts. BLBX has made available to Evtec an accurate and complete copy of each material Contract to which it is a party or bound.

3.14     Books and Records. The minute books of BLBX have been made available to Evtec and its counsel and contain accurate summaries, in all material respects, of all meetings of directors (or committees thereof) and stockholders or actions by written consent since January 1, 2020.  Each of the stock certificate books, registers of stockholders and other corporate registers of BLBX comply in all material respects with the provisions of all applicable Legal Requirements and are complete and accurate in all material respects.

3.15     Insurance.

(a)    Each BLBX Insurance Policy is in full force and effect, maintained with reputable companies against loss relating to the business, operations and properties and such other risks as companies engaged in similar business as BLBX would, in accordance with good business practice, customarily insure.  All premiums due and payable under such Insurance Policies have been paid on a timely basis and BLBX is in compliance in all material respects with all other terms thereof.  True, complete and correct copies of such Insurance Policies have been made available to Evtec.

(b)    Except as set forth on Part 3.15(b) of the BLBX Disclosure Schedule, there are no material claims pending, under any Insurance Policy to which BLBX is a party, as to which coverage has been denied or disputed.

3.16    Disclosure; BLBX Information. None of the information supplied or to be supplied by or on behalf of BLBX for inclusion or incorporation by reference in the Exchange Form 8-K or the Information Statement will, at the time the Stockholder Consent was executed, at the time the Exchange Form 8-K is filed, or from the time the Information Statement is first mailed to the BLBX Stockholders, contain any statement that, in light of the circumstances under which it was made, is false or misleading with respect to any material fact or omit to state any material fact necessary in order to correct any statement of a material fact in any earlier BOBX Stockholder communication which has become false or misleading.  The Exchange Form 8-K and Information Statement will comply as to form in all material respects with the applicable Legal Requirements.  Notwithstanding the foregoing, no representation is made by BLBX with respect to the information that has been or will be supplied by any of the Evtec Companies for inclusion in Exchange Form 8-K or the Information Statement.

SECURITIES EXCHANGE AGREEMENT – Page 13

3.17     Exclusivity of Representations; Reliance.

(a)    Except as expressly set forth in this Article 3, neither BLBX nor any Person on behalf of BLBX has made, nor are any of them making, any representation or warranty, written or oral, express or implied, at law or in equity, including with respect to merchantability or fitness for any particular purpose, in respect of BLBX or its business in connection with the Exchange, including any representations or warranties about the accuracy or completeness of any information or documents previously provided (including with respect to any financial or other projections therein), and any other such representations and warranties are hereby expressly disclaimed.

(b)    BLBX acknowledges and agrees that, except for the representations and warranties of Evtec set forth in Article 2, neither BLBX nor its Representatives is relying on any other representation or warranty of Evtec or any other Person made outside of Article 2, including regarding the accuracy or completeness of any such other representations or warranties or the omission of any material information, whether express or implied, in each case with respect to the Exchange.

ARTICLE 4
ADDITIONAL AGREEMENTS

4.1      Information Statement. On or before ninety (90) days after the date of this Agreement, BLBX in cooperation with Evtec, shall prepare and file with the SEC a preliminary information statement relating to the Stockholder Consent executed in connection with the Exchange (the definitive form of such information statement, together with any amendments thereof or supplements thereto, the “Information Statement”).  BLBX will, reasonably promptly following the receipt thereof, make available to Evtec any SEC correspondence related to the Information Statement.  Each of BLBX and Evtec shall use their commercially reasonable efforts to cause the definitive Information Statement to be mailed to BLBX Stockholders as promptly as practicable after filing of the definitive Information Statement, and shall take all or any action required under any applicable federal, state, securities and other Legal Requirements in connection with the issuance of the Series B Shares in the Exchange.  Each of BLBX and Evtec shall furnish all information concerning such Party, such Party’s Subsidiaries and such Party’s directors, executive officers and shareholders, as applicable, to the other parties as the other parties may reasonably request in connection with such actions and the preparation of the Information Statement.  BLBX covenants and agrees that the Information Statement (and the letter to stockholders included therewith) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  Evtec covenants and agrees that the information supplied by Evtec to BLBX for inclusion in the Information Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make such information, in light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, BLBX makes no covenant, representation or warranty with respect to statements made in the Information Statement (and the letter to stockholders included therewith), if any, based on information provided by or on behalf of Evtec or any of its Representatives for inclusion therein.   If BLBX or Evtec become aware of any event or information that, pursuant to the Securities Act or the Exchange Act, should be disclosed in an amendment or supplement to the Information Statement, then such party shall promptly inform the other parties thereof and shall cooperate with such other parties in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the BLBX Stockholders.

SECURITIES EXCHANGE AGREEMENT – Page 14

4.2      Regulatory Approvals and Related Matters. Each Party will promptly file all notices, reports and other documents required to be filed by such Party with any Governmental Body with respect to the Exchange, and submit promptly any additional information requested by any such Governmental Body, including specifically, the Exchange Form 8-K.  Each of Evtec and BLBX will notify the other promptly upon the receipt of (and, if in writing, share a copy of) any communication received by such Party from, or given by such Party to, any Governmental Bodies and of any material communication received or given in connection with any proceeding by a private party, in each case in connection with the Exchange.  Without limiting the generality of the foregoing, the Parties shall, promptly after the date of this Agreement, prepare and file any notification or other document required to be filed in connection with the Exchange under any applicable foreign Legal Requirement relating to antitrust or competition matters.  Evtec and BLBX shall respond as promptly as is practicable to respond in compliance with: (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for information or documentation; and (ii) any inquiries or requests received from any state attorney general, foreign antitrust or competition authority or other Governmental Body in connection with antitrust or competition matters.  Each of Evtec and BLBX will give the other prompt notice of the commencement or known threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to the Exchange, will keep the other reasonably informed as to the status of any such Legal Proceeding or threat, and, in connection with any such Legal Proceeding, will permit authorized representatives of the other to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

4.3       Notification of Certain Matters.

(a)    BLBX will give prompt notice to Evtec, and Evtec will give prompt notice to BLBX, of any failure of BLBX or Evtec, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

(b)    BLBX and Evtec will give prompt notice to the other of: (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Exchange; (ii) any notice or other communication from any Governmental Body in connection with the Exchange; (iii) any litigation relating to or involving or otherwise affecting BLBX or Evtec that relates to the Exchange; (iv) the occurrence of a default or event that, with notice or lapse of time or both, will become a default under a BLBX Contract or an Evtec Contract, as applicable; and (v) any change that would be considered reasonably likely to result in a BLBX Material Adverse Effect or an Evtec Material Adverse Effect, as applicable.

(c)    No notification given to a Party pursuant to this Section 4.3 shall change, limit or otherwise affect any of the representations, warranties, covenants or obligations of the Party providing such notification or any of such Party’s Subsidiaries contained in this Agreement or the BLBX Disclosure Schedule or the Evtec Disclosure Schedule, as appropriate.  The failure by a Party to give a notification required under this Section 4.3 or any delay in providing such a required notification shall not be treated as a breach of covenant, unless such failure or delay results in material prejudice to another Party.

4.4     Public Announcements. The initial press release relating to this Agreement shall be a joint press release, and thereafter Evtec and BLBX will consult with each other before issuing any press release or otherwise making any public statements (including disclosure under the Securities Act or Exchange Act) with respect to the Exchange or this Agreement.  No Party shall, and no Party shall permit any of its Subsidiaries or Representatives to, issue any press release or make any such public statement (to any customers or employees of such Party, to the public or otherwise) relating to the Exchange without the prior consent of the other Party, which will not be unreasonably withheld, conditioned or delayed; provided, however, that on the advice of outside legal counsel, BLBX may issue a press release or public statement without the consent of Evtec if BLBX, with the advice of outside legal counsel, reasonably determines is required by Legal Requirements.  Notwithstanding the foregoing, each of BLBX and Evtec may make public statements in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are consistent with previous press releases, public disclosures or public statements made by BLBX or Evtec in compliance with this Section 4.4 and such statements do not result in the requirement to amend or supplement the Information Statement.

SECURITIES EXCHANGE AGREEMENT – Page 15

4.5      Conveyance Taxes. Each Party will cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees, and any similar Taxes which become payable in connection with the Exchange.  Without limiting the generality of the forgoing, BLBX shall not have any Liability for any Tax incurred by Evtec in connection with the Exchange.

4.6      Legends. The Parties agree and acknowledge that the certificates (or uncertificated book-entries, as applicable) representing shares of Series B Stock issued pursuant to this Agreement shall bear the following legend (along with any other legends that may be required under applicable state and federal corporate and securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE, DISTRIBUTION OR OTHER TRANSFER, PLEDGE OR HYPOTHECATION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS.

ARTICLE 5
GENERAL PROVISIONS

5.1      Notices. Any notice or other communication required or permitted to be delivered to any Party under this Agreement will be in writing and will be deemed properly delivered, given and received: (a) if delivered by hand, when delivered; (b) if sent on a Business Day by email with confirmed receipt before 5:00 p.m. (recipient’s time) on the date sent, on such Business Day; (c) if sent by email on a day other than a Business Day, or if sent by email with confirmed receipt at any time after 5:00 p.m. (recipient’s time) on the date sent, on the date on which receipt is confirmed, if a Business Day, and otherwise on the first Business Day following the date on which receipt is confirmed; (d) if sent by registered, certified or first class mail, the third Business Day after being sent; and (e) if sent by overnight delivery via a national courier service, one Business Day after being sent, in each case to the address or email address set forth beneath the name of such Party below (or to such other address or email address as such Party shall have specified in a written notice given to the other Parties hereto):

(a)    If to Evtec:

Evtec Group Limited

_____________________________

_____________________________

Attn: ________________________

Email: ________________________

SECURITIES EXCHANGE AGREEMENT – Page 16

With a copy (which shall not constitute notice) to:

_____________________________

_____________________________

Attn: ________________________

Email: ________________________

(b)    If to BLBX:

Blackboxstocks, Inc.

5430 LBJ Freeway, Suite 1485

Dallas, Texas 75240

Attn: Gust Kepler, CEO and President

Email: gust@blackboxstocks.com

With a copy (which shall not constitute notice) to:

Winstead PC

500 Winstead Building

2728 North Harwood Street

Dallas, Texas 75201

Attn: Jeff McPhaul

Email: jmcphaul@winstead.com

5.2      Amendment. This Agreement may be amended by action taken in writing by or on behalf of the respective boards of directors of BLBX and Evtec.

5.3      Headings. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

5.4      Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the Exchange is not affected in any manner adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Exchange is fulfilled to the extent possible.

5.5      Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof.

5.6      Successors and Assigns. This Agreement will be binding upon: (a) BLBX and its successors and assigns (if any), and (b) Evtec and its successors and assigns (if any).  This Agreement will inure to the benefit of: (i) BLBX; (ii) Evtec; and (iii) the respective successors and assigns (if any) of the foregoing.  Neither BLBX nor Evtec may assign this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other.  Any purported assignment in violation of this Section 5.6 shall be null and void ab initio.

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5.7      Parties in Interest. This Agreement will be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, expressed or implied, is intended to or will confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

5.8      Waiver. No failure or delay on the part of any Party in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

5.9      Remedies Cumulative; Specific Performance. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.  Each Party agrees that, in the event of any breach or threatened breach by the other Party of any covenant, obligation or other provision set forth in this Agreement: (a) such first Party will be entitled, without any proof of actual damages (and in addition to any other remedy that may be available to it) to: (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (ii) an injunction restraining such breach or threatened breach; and (b) such first Party will not be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Legal Proceeding.

5.10     Governing Law; Venue; Waiver of Jury Trial.

(a)    This Agreement will be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(b)    The Parties hereto agree that any Legal Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Exchange shall be brought in the state and federal courts sitting in Manhattan, New York and any state appellate court therefrom located in Manhattan, New York.  Each Party hereto hereby irrevocably submits to the exclusive jurisdiction of such court in respect of any legal or equitable Legal Proceeding arising out of or relating to this Agreement or the Exchange, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such Legal Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Legal Proceeding is brought in an inconvenient forum, that the venue of the Legal Proceeding is improper or that this Agreement or the Exchange may not be enforced in or by such courts.  Each Party hereto agrees that notice or the service of process in any Legal Proceeding arising out of or relating to this Agreement or the Exchange shall be properly served or delivered if delivered in the manner contemplated by Section 5.1 or in any other manner permitted by applicable Legal Requirement.

(c)    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE EXCHANGE.

5.11     Counterparts and Exchanges by Electronic Transmission or Facsimile. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts and by facsimile or electronic (i.e., PDF) transmission, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

SECURITIES EXCHANGE AGREEMENT – Page 18

5.12     Cooperation. Each Party agrees to cooperate fully with the other Parties hereto and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other Parties hereto to evidence or reflect the Exchange and to carry out the intent and purposes of this Agreement and the Exchange.

5.13     Limited Survival of Representations and Warranties. The representations and warranties of Evtec and Company contained in this Agreement or any certificate or instrument delivered pursuant to this Agreement shall terminate at the Closing.

5.14     Construction.

(a)    For purposes of this Agreement, whenever the context requires: the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; the feminine gender will include the masculine and neuter genders; and the neuter gender will include masculine and feminine genders.

(b)    The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement.

(c)    As used in this Agreement, the words “include” and “including,” and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation.”

(d)    Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement.

(e)    The term “knowledge of BLBX,” and all variations thereof, will mean the actual knowledge of the BLBX Persons, or any of them, after reasonable inquiry.  The term “knowledge of Evtec,” and all variations thereof, will mean the actual knowledge of the Evtec Persons, or any of them, after reasonable inquiry.

(f)    For purposes of this Agreement, information “provided to,” “made available to”, “supplied to” or “to be supplied to” hereunder shall be deemed to include any information made available by BLBX to Evtec or by Evtec to BLBX, as applicable, in the virtual dataroom(s) of BLBX or Evtec, as applicable, prior to the date of this Agreement.

[Signature Page Follows]

SECURITIES EXCHANGE AGREEMENT – Page 19

IN WITNESS WHEREOF, the undersigned have caused this Securities Exchange Agreement to be executed as of the date first written above.

EVTEC GROUP LIMITED

By:	/s/ David Roberts
Name:	David Roberts
Title:	Director

BLACKBOXSTOCKS, INC.

By:	/s/ Gust Kepler
Name:	Gust Kepler
Title:	CEO

SECURITIES EXCHANGE AGREEMENT – Signature Page

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of this Agreement (including this Exhibit A):

“BLBX Common Stock” means the Common Stock of BLBX, par value $0.001.

“BLBX Disclosure Schedule” means the disclosure schedule that has been delivered by BLBX to Evtec as of the date hereof.

“BLBX IP Rights” means all IP Rights in which BLBX has any right, title or interest or which are used or held for use by BLBX.

“BLBX Material Adverse Effect” means any Effect that, considered together with all other Effects, has, or is reasonably expected to have, a material adverse effect on: (a) the business, financial condition, operations or results of operations of BLBX taken as a whole; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has occurred, a BLBX Material Adverse Effect:  Effects resulting from (i) conditions generally affecting the industries in which BLBX participates or the United States or global economy or capital markets as a whole, to the extent that such conditions do not have a disproportionate impact on BLBX, taken as a whole, relative to other companies in the industry in which BLBX operates; (ii) changes in the trading price or trading volume of BLBX Common Stock; (iii) any failure by Company to meet any BLBX estimates or expectations of BLBX’s development programs, any internal or analyst projections or forecasts or third party revenue or earnings predictions for any period ending (or for which revenues or earnings are released) on or after the date hereof; (iv) the execution, delivery, announcement or performance of the obligations under this Agreement or the announcement, pendency or anticipated consummation of the Exchange; (v) any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof, or any viruses, pandemics, epidemic or other outbreak of illness or public health event, or any spread or worsening thereof, or any other Effect that may be considered a force majeure event; (vi) any changes (after the date hereof) in GAAP or applicable Legal Requirements (or, in each case, the interpretation thereof) to the extent that such conditions do not have a disproportionate impact on BLBX, taken as a whole, relative to other companies in the industry in which BLBX operates; (vii) general conditions in financial markets, and any changes therein (including any changes arising out of acts of terrorism, war, weather conditions or other force majeure event), to the extent that such conditions and changes do not have a disproportionate impact on BLBX, taken as a whole, relative to other companies in the industry in which BLBX operates or to which other companies undertaking transactions similar to the Exchange may be subject; (viii) the taking of any action, or the failure to take any action, by BLBX, that is required or reasonably necessary to comply with the terms of this Agreement; or (ix) any stockholder or derivative litigation arising from or relating to this Agreement or Exchange; or (b) the ability of Company to consummate the Exchange or to perform any of its covenants or obligations under this Agreement.

“BLBX Incentive Plan” means the Amended and Restated 2021 Stock Incentive Plan.

“BLBX Owned IP Rights” shall mean all IP Rights owned by BLBX that were developed by BLBX or were developed by a third party and subsequently assigned to BLBX.

“BLBX Persons” means Gust Kepler and Robert Winspear.

SECURITIES EXCHANGE AGREEMENT –Exhibit A

“BLBX Stockholder Approval” means the affirmative vote or consent of the holder(s) of outstanding shares of BLBX Capital Stock in excess of the BLBX Stockholder Approval Threshold necessary to approve the BLBX Stockholder Approval Matter.

“BLBX Stockholder Approval Matter” means the approval of the issuance of Common Stock upon conversion of the Series B Stock issued under the terms of the Agreement in excess of the Nasdaq Threshold.

“BLBX Stockholder Approval Threshold” means with respect to the BLBX Stockholder Approval Matter, the affirmative vote of the outstanding shares of BLBX Capital Stock held by the BLBX Stockholders present or represented by proxy with the voting rights necessary to approve the BLBX Stockholder Approval Matter.

“BLBX Stockholders” means the holders of the issued and outstanding shares of BLBX Capital Stock.

“BLBX Warrant” means the outstanding warrants to purchase shares of BLBX Common Stock.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks located in Dallas, Texas or London, England are authorized or required by applicable Legal Requirements to close; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by applicable Legal Requirements to close due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any Governmental Body so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in such location generally are open for use by customers on such day.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

“Consent” means any approval, consent, ratification, permission, waiver or authorization.

“Contract” means any written or oral agreement, contract, subcontract, lease, understanding, arrangement, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy or legally binding commitment or undertaking of any nature.

“Copyrights” means all copyrights and copyrightable works (whether or not registered, and including without limitation databases and other compilations of information) that may exist or be created under the laws of any jurisdiction, including all rights in works of authorship, use, publication, reproduction, distribution, public performance, public display, in the creation of derivative works, sound recordings, transformation, moral rights and rights of ownership of copyrightable works and all registrations and rights to register and obtain renewals and extensions of registrations.

“Effect” means any event, development, circumstance, change, effect or occurrence.

“Employment Legislation” means (i) legislation applying in England and Wales directly or indirectly affecting the relations (whether contractual or otherwise) between the Evtec Companies and the Evtec Personnel (whether individually or collectively) including the provisions of any EU treaty or Directive directly enforceable by any Evtec Personnel against any Evtec Company, (ii) any legislation applying in England and Wales relating to any Evtec Personnel’s right to work in the United Kingdom, and (iii) other equivalent Legal Requirement in the United States.

SECURITIES EXCHANGE AGREEMENT –Exhibit A

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, easement, encroachment, imperfection of title, title exception, title defect, right of possession, lease, tenancy license, security interest, encumbrance, claim, infringement, interference, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).  For the avoidance of doubt, Encumbrance does not include Out Licenses.

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

“Environmental Law” means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“Evtec Companies” means Evtec and its subsidiaries.

“Evtec Disclosure Schedule” means the disclosure schedule that has been delivered by Evtec to BLBX on the date hereof.

“Evtec IP Rights” means all IP Rights in which an Evtec Company has any right, title or interest or which are used or held for use by an Evtec Company.

“Evtec Material Adverse Effect” means any Effect that, considered together with all other Effects, has a material adverse effect on: (a) the business, financial condition, operations or results of operations of the Evtec Companies taken as a whole; provided, however, that, in no event will any of the following, alone or in combination, be deemed to constitute, nor will any of the following be taken into account in determining whether there has occurred, an Evtec Material Adverse Effect: Effects resulting from (i) conditions generally affecting the industries in which Evtec participates or the United Kingdom or global economy or capital markets as a whole, to the extent that such conditions do not have a disproportionate impact on the Evtec Companies, taken as a whole, relative to other companies in the industry in which the Evtec Companies operate; (ii) any failure by an Evtec Company to meet any estimates or expectations of its development programs, internal projections or forecasts or third party revenue or earnings predictions for any period ending (or for which revenues or earnings are released) on or after the date hereof; (iii) any failure by Evtec to meet Evtec’s estimates or expectations of Evtec ’s development programs, any internal projections or forecasts for any period ending on or after the date hereof; (iv) the execution, delivery, announcement or performance of the obligations under this Agreement or the announcement, pendency or anticipated consummation of the Exchange; (v) any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof, or any viruses, pandemics, epidemic or other outbreak of illness or public health event, or any spread or worsening thereof, or any other Effect that may be considered a force majeure event; (vi) any changes (after the date hereof) in Financial Reporting Standard 102 or GAAP or applicable Legal Requirements (or, in each case, the interpretation thereof) to the extent that such conditions do not have a disproportionate impact on the Evtec Companies, taken as a whole, relative to other companies in the industry in which the Evtec Companies operate; (vii) the taking of any action, or the failure to take any action, by any Evtec Company, that is required or reasonably necessary to comply with the terms of this Agreement; or (viii) regulatory approval of, or regulatory action or announcement with respect to, any product, or product candidates, of a third party that are similar to, or expected to compete against, any of Evtec’s product candidates; or (b) the ability of Evtec to consummate the Exchange or to perform any of their respective covenants or obligations under this Agreement.

SECURITIES EXCHANGE AGREEMENT –Exhibit A

“Evtec Owned IP Rights” shall mean all Evtec IP Rights owned by any Evtec Company that were developed by an Evtec Company or were developed by a third party and subsequently assigned to any Evtec Company.

“Evtec Personnel” means all the employees, directors and other officers of the Evtec Companies, and any other individuals engaged to perform services personally to the Evtec Companies.

“Evtec Persons” means David Roberts.

“Evtec Share Capital” means the Evtec ordinary and preferred shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental executive, division, regulatory agency, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal).

“Hazardous Materials” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Law, including crude oil or any fraction thereof, and petroleum products or by-products.

“IP Rights” means any and all of the following in any country or region: (a) Copyrights, Patent Rights, Trademark Rights (including domain name registrations), Trade Secrets, and other intellectual property rights; and (b) the right (whether at law, in equity, by Contract or otherwise) to enjoy or otherwise exploit any of the foregoing, including the rights to sue for and remedies against past, present and future infringements of any or all of the foregoing, and rights of priority and protection of interests therein under the Legal Requirements of any jurisdiction worldwide.

“Legal Proceeding” means any action, suit, litigation, arbitration, mediation, proceeding (including any civil, criminal, administrative, insolvency, bankruptcy, liquidation, administration, receivership, involuntary arrangement, compromise or schedule with creditors, moratorium, stay or limitation of creditors rights, interim or provisions supervision by a court or court appointee, winding up or striking off, or similar event, investigative or appellate proceeding), hearing, inquiry, audit, examination, conciliation, expert determination or investigation or other process commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Legal Requirements” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under authority of Nasdaq or any other applicable securities exchange).

“Nasdaq” means The Nasdaq Stock Market.

"Nasdaq Threshold" means 20% of the BLBX Common Stock as provided in Nasdaq Rule 5635.

SECURITIES EXCHANGE AGREEMENT –Exhibit A

“Order” means any order, writ, injunction, judgment or decree.

“Organizational Documents” means, collectively and as applicable, the certificate of incorporation, articles of incorporation, memorandum of association, articles of association, bylaws and other charter documents of a company.

“Patent Rights” means all issued patents, pending patent applications and abandoned patents and patent applications provided that they can be revived (which for purposes of this Agreement will include utility models, design patents, industrial designs, certificates of invention and applications for certificates of invention and priority rights) in any country or region, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, reissues, re-examinations and extensions thereof.

“Person” means any person, Entity, Governmental Body, or group (as used in Section 13(d)(3) of the Exchange Act).

A Party’s “Representatives” include each Person that is or becomes (a) a subsidiary or other Affiliate of such Party or (b) an officer, director, employee, partner, attorney, advisor, accountant, agent or representative of such Party or of any such Party’s Subsidiaries or other Affiliates.

“SEC” means the Securities and Exchange Commission.

“SEC Documents” means each report, registration statement, proxy statement and other statements, reports, schedules, forms and other documents filed by BLBX with the SEC since January 1, 2022, including all amendments thereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Tax” and “Taxes” means any federal, state, local, or non-U.S. taxes imposed by a Governmental Body, including taxes on or with respect to income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” means any report, return (including information return), claim for refund, election, estimated tax filing, declaration or similar return filed, supplied or required to be filed with any Governmental Body with respect to Taxes, including any election, notification, appendix schedule or attachment thereto, and including any amendments thereof.

“Trade Secrets” means trade secrets, know-how, proprietary information, inventions, discoveries, improvements, technology, technical data and research and development, whether patentable or not.

“Trademark Rights” means all trademark rights that may exist or be created under the laws of any jurisdiction in the world including all material common law trademarks, registered trademarks, applications for registration of trademarks, material common law service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registration of trade names, and Internet domain name registrations; and including all filings with the applicable Governmental Body indicating an intent to use any of the foregoing if not registered or subject to a pending application, and to the extent applicable all renewals and extensions thereof.

SECURITIES EXCHANGE AGREEMENT –Exhibit A

Additionally, the following terms have the meanings assigned to such terms in the Sections of this Agreement set forth below opposite such term:

Agreement

BLBX

BLBX Balance Sheet

BLBX Capital Stock

BLBX Contract

BLBX Financials

BLBX Preferred Stock

Certificate of Designation

Closing

Closing Date

Exchange Form 8-K

Evtec

Evtec Audited Financials

Evtec Automotive

Evtec Financials

Evtec Issued Share Capital

Evtec Shares

Evtec Unaudited Financials

Exchange

FRS 102

GAAP

Information Statement

Insurance Policies

knowledge of BLBX

knowledge of Evtec

Liability

Parties

Party

Series A Stock

Serie B Shares

Series B Stock

Stockholder Consent

Preamble

Preamble

3.5(d)

3.2(a)

3.16(b)

3.5(d)

3.2(a)

Recitals

1.2

1.2

3.3(d)

Preamble

2.4(a)

2.4(a)

2.4(b)

2.2(a)

Recitals

2.4(b)

1.1

2.4(a)

3.5(c)

4.1

2.15(a)

5.14(e)

5.14(e)

2.4(d)

Preamble

Preamble

Recitals

Recitals

Recitals

Recitals

SECURITIES EXCHANGE AGREEMENT –Exhibit A

EXHIBIT B

Certificate of Designation of
Series B Convertible Preferred Stock of
Blackboxstocks Inc.

Pursuant to Section 78.1955 of the
Nevada Revised Statutes

Blackboxstocks Inc., a Nevada corporation (the "Corporation"), does hereby certify that, pursuant to the authority contained in its Articles of Incorporation (“Articles”), as amended, and in accordance with the provisions of Section 78.1955 of the Nevada Revised Statutes (the “NRS”), the Corporation's Board of Directors has duly adopted the following resolutions creating a series of Preferred Stock designated as Series B Convertible Preferred Stock:

RESOLVED, that the Corporation hereby designates and creates a series of the authorized Preferred Shares of the Corporation, designated as Series B Convertible Preferred Stock, as follows:

FIRST: that, of the 10,000,000 Preferred Shares, having a par value of one-tenth of a cent ($0.001) per share ("Preferred Stock") authorized to be issued by the Corporation, 2,400,000 shares are hereby designated as "Series B Convertible Preferred Stock." The rights, preferences and limitations granted to and imposed upon the Series B Convertible Preferred Stock are as set forth below:

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Common Stock” means the Corporation’s common stock, par value $0.001 per share.

“Conversion” shall have the meaning set forth in Section 6.

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Period Commencement Date” means June 1, 2024.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of the Series B Preferred Stock in accordance with the terms hereof.

“Exchange Agreement” means the Securities Exchange Agreement, dated as of June 9, 2023, between the Corporation and Evtec Group Limited, as amended, modified or supplemented from time to time in accordance with its terms.

“Information Statement” means the information statement to be filed by the Corporation pursuant to the Exchange Agreement in order to inform stockholders of the Stockholder Approval.

“Notice of Conversion” shall have the meaning set forth in Section 6(a).

“Original Issue Date” means the date of the first issuance of any shares of the Series B Preferred Stock under the terms of the Exchange Agreement.

SECURITIES EXCHANGE AGREEMENT –Exhibit B

“Series B Preferred Stock” means the Corporation’s Series B Convertible Preferred Stock, par value $0.001 per share.

“Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the stockholders of the Corporation with respect to the transactions contemplated by the Exchange Agreement, including the issuance of all of the Conversion Shares in excess of 20% of the issued and outstanding Common Stock on the Original Issue Date.

Section 2. Designation and Amount. 2,400,000 shares of Preferred Stock of the Corporation are hereby designated as "Series B Convertible Preferred Stock."

Section 3. No Dividends. No dividends shall be paid or payable on the Series B Preferred Stock.

Section 4. Voting Rights. Except as required by law, or the Bylaws of the Company, holders of Series B Preferred Stock shall have no voting rights. However, for as long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series B Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend this Certificate of Designation, (ii) amend its articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series B Preferred Stock, or (iii) enter into any agreement with respect to any of the foregoing.

Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of Common Stock and the Series B Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Series B Preferred Stock then held by them.

Section 6. Conversion. Holders of Series B Preferred Stock shall have the following rights with respect to the conversion (“Conversion”) of the Series B Preferred Stock into shares of Common Stock:

(a)       Conversions at Option of Holder. Subject to and in compliance with the provisions of this Section 4, upon the latest date of (i) the Conversion Period Commencement Date, (ii) the date upon which the Corporation has received Stockholder Approval with respect to the issuance of all of the Conversion Shares in excess of 20% of the issued and outstanding Common Stock on the Original Issue Date, as provided in the Information Statement, each share of Series B Preferred Stock may, at the option of the holder, be converted into one (1) fully paid and non-assessable share of Common Stock, upon notice (a “Notice of Conversion”) to the Corporation. The holders shall effect conversions by providing the Corporation with a Notice of Conversion that shall specify the number of shares of Series B Preferred Stock to be converted, the number of shares of Series B Preferred Stock owned prior to the conversion at issue, the number of shares of Series B Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the holder delivers such Notice of Conversion to the Corporation (the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. To effect conversions, as the case may be, of shares of Series B Preferred Stock, a holder shall not be required to surrender the certificate(s) representing such shares of Series B Preferred Stock to the Corporation unless all of the shares of Series B Preferred Stock represented thereby are so converted, in which case the holder shall deliver the certificate representing such shares of Series B Preferred Stock promptly following the Conversion Date at issue.

SECURITIES EXCHANGE AGREEMENT –Exhibit B

(b)       Conversion Limits. Notwithstanding anything to the contrary herein, the holder of Series B Preferred Stock may not effectuate any Conversion and the Company may not issue any shares of Common Stock in connection therewith that would trigger any Nasdaq requirement to obtain Stockholder Approval prior to a Conversion or any issuance of shares of Common Stock in connection therewith that would be in excess of that number of shares of Common Stock equivalent to 19.99% of the number of shares of Common Stock as of the date hereof (the “Nasdaq Threshold”); provided, however, that the holder may effectuate any Conversion and the Company shall be obligated to issue shares of Common Stock in connection therewith that would not trigger such a requirement. This restriction shall be of no further force or effect upon Stockholder Approval obtained in compliance with Nasdaq's stockholder voting requirements. Notwithstanding anything to the contrary contained herein, in the event that Stockholder Approval is obtained by consent or authorization of the Corporation’s stockholders, the holder may not effectuate any Conversion and the Corporation shall not issue any shares of Common Stock in connection therewith in excess of the Nasdaq Threshold until an Information Statement has been filed with respect to such Stockholder Approval and the requisite time period has elapsed after the Information Statement has been sent or made available to the Corporation’s stockholders for the Stockholder Approval to become effective for Conversions in excess of the Nasdaq Threshold.

(c)       Mechanics of Conversion.

(i)      Delivery of Certificate Upon Conversion. Not later than three Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver or cause to be delivered to the holder a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of shares of Series B Preferred Stock. “Trading Day” shall mean a day in which the Common Stock is traded on a Trading Market. “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the American Stock Exchange, the New York Stock Exchange, the OTC Bulletin Board or the Pink Sheets, LLC.

(ii)     Fractional Shares. Upon a conversion hereunder, the Corporation shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share. If the Corporation elects not, or is unable, to make such a cash payment, the holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(iii)    Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Common Stock issuable upon the Conversion of the Series B Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, reverse split or otherwise, each holder of Series B Preferred Stock shall have the right, but not the obligation, thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification, reverse split or other change by holders of the maximum number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities of property by the terms thereof.

SECURITIES EXCHANGE AGREEMENT –Exhibit B

(iv)    Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the date of issuance of the Series B Preferred Stock, there is a capital reorganization of the Common Stock (other than a transaction provided for elsewhere in this Section 6), as a part of such capital reorganization, provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof.

Section 7. Reacquired Shares. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

SECOND: That such determination of the designation, rights, preferences and limitations relating to the Series B Preferred Stock, was duly made by the Board of Directors pursuant to the provisions of the Articles of the Corporation, and in accordance with the provisions of NRS 78.1955.

IN WITNESS WHEREOF, the Corporation has caused this Designation to be duly executed to be effective _____________________, 2023.

Blackboxstocks Inc.

By:
Gust Kepler
President and Chief Executive Officer

SECURITIES EXCHANGE AGREEMENT –Exhibit B

EXHIBIT C

WRITTEN RESOLUTION OF MEMBERS

EVTEC GROUP LIMITED

SECURITIES EXCHANGE AGREEMENT –Exhibit C

Company Number: 13046319

THE COMPANIES ACT 2006

PRIVATE COMPANY LIMITED BY SHARES

WRITTEN RESOLUTION OF THE MEMBERS

OF

EVTEC GROUP LIMITED

(the “Company”)

Circulation Date: …1 June……………………… 2023

Pursuant to Chapter 2 of Part 13 of the Companies Act 2006 (the “Act”), the sole director of the Company (the “Director”) proposes that the following resolutions (the “Resolutions”) are passed as written resolutions of the Company (Resolution 1 having effect as an ordinary resolution and Resolutions 2, 3 and 4 having effect as a special resolution):

ORDINARY RESOLUTION

1.

THAT, in accordance with section 551 of the Act, the Director be generally and unconditionally authorised to allot preference shares (with the prescribed particulars set out in the appendix to these Resolutions) in the capital of the Company up to an aggregate nominal amount of £10,000,000 provided that this authority shall, unless renewed, varied or revoked by the Company, expire on 1 December 2023, to be allotted and the Director may allot shares in pursuance of such offer or agreement notwithstanding that the authority conferred by this Resolution has expired.

The authority granted by this Resolution is in addition to all unexercised authorities previously granted to the Director and without prejudice to any allotment of shares or grant of rights to subscribe for or to convert any security into shares in the Company already made or offered or agreed to be made pursuant to such authorities.

SPECIAL RESOLUTION

2.

THAT, pursuant to section 569 of the Act, the Director is empowered to allot the equity shares contemplated by Resolution 1 as if the statutory pre-emption rights contained in section 561 of the Act did not apply to any such allotment.

3.	THAT, the articles of association of the Company be amended by inserting a new Article 36 as follows:

36.	Drag-along

SECURITIES EXCHANGE AGREEMENT –Exhibit C

36.1

If the holder(s) for the time being of not less than 61% by nominal value of all Ordinary Shares (but, for the avoidance of doubt, excluding any shares that convert to Ordinary Shares as a result of the completion of, or in connection with, the offer made by the Proposed Purchaser (as defined below)) held by Shareholders from time to time (the Selling Shareholders) wish to transfer all their interest in their shares (the Sellers' Shares) to a bona fide third party proposed purchaser who at the relevant time has made an offer on arm's length terms (the Proposed Purchaser), the Selling Shareholders shall have the option (the Drag Along Option) to compel each other holder of shares (each a Called Shareholder and together the Called Shareholders) to sell and transfer all their shares to the Proposed Purchaser or as the Proposed Purchaser shall direct (the Drag Purchaser) in accordance with the provisions of this Article.

36.2

The Selling Shareholders may exercise the Drag Along Option by giving a written notice to that effect (a Drag Along Notice) to the Company which the Company shall forthwith copy to the Called Shareholders at any time before the transfer of the Sellers' Shares to the Drag Purchaser. A Drag Along Notice shall specify that:

(i)	the Called Shareholders are required to transfer all their Shares (the Called Shares) under this Article;

(ii)	the person to whom they are to be transferred;

(iii)	the consideration for which the Called Shares are to be transferred (calculated in accordance with this Article);

(iv)	the proposed date of transfer, and

(v)	the form of any sale agreement or form of acceptance or any other document of similar effect that the Called Shareholders are required to sign in connection with such sale (the Sale Agreement),

(and, in the case of paragraphs (ii) to (iv) above, whether actually specified or to be determined in accordance with a mechanism described in the Drag Along Notice). No Drag Along Notice or Sale Agreement may require a Called Shareholder to agree to any terms except those specifically provided for in this Article and, save to the extent otherwise specifically provided for in this Article, the transfer of each Called Share shall be on terms no less favourable to the Called Shareholders than those agreed between the Selling Shareholders and the Drag Purchaser.

36.3

Drag Along Notices shall be irrevocable but will lapse if for any reason there is not a sale of the Sellers' Shares by the Selling Shareholders to the Drag Purchaser within 60 Business Days after the date of service of the Drag Along Notice. The Selling Shareholders shall be entitled to serve further Drag Along Notices following the lapse of any particular Drag Along Notice.

SECURITIES EXCHANGE AGREEMENT –Exhibit C

36.4

The consideration (in cash or otherwise) for which the Called Shareholders shall be obliged to sell each of the Called Shares shall be calculated by dividing the aggregate consideration (in cash or otherwise) offered by the Proposed Shareholder for all of the Company’s shares (whether or not currently in existence) subject to the Proposed Shareholder’s offer by the total number of the Company’s shares (whether or not currently in existence) subject to the Proposed Shareholder’s offer.

36.5	In respect of a transaction that is the subject of a Drag Along Notice and with respect to any Drag Document (as defined in Article 36.6 below), a Called Shareholder shall:

(i)

only be obliged to undertake to transfer their Shares with full title guarantee (and provide an indemnity for lost certificate in a form acceptable to the Board if so necessary) in receipt of the Drag Consideration when due;

(ii)	only be obliged to complete the transfer of their Called Shares on the same date on which completion of the transfer of the Sellers’ Shares takes place; and

(iii)	not be obliged to give warranties or indemnities except a warranty as to capacity to enter into a Drag Document and the full title guarantee of the Shares held by such Called Shareholder.

36.6

Within three Business Days of the Company copying the Drag Along Notice to the Called Shareholders (or such later date as may be specified in the Drag Along Notice) (the Drag Completion Date), each Called Shareholder shall deliver:

(i)	duly executed stock transfer form(s) for its Shares in favour of the Drag Purchaser;

(ii)	the relevant share certificate(s) (or a duly executed indemnity for lost certificate in a form acceptable to the Board) to the Company; and

(iii)	duly executed Sale Agreement, if applicable, in the form specified in the Drag Along Notice or as otherwise specified by the Company,

(together the Drag Documents).

36.7

On the Drag Completion Date, the Company shall pay each Called Shareholder, on behalf of the Drag Purchaser, the Drag Consideration that is due to the extent the Drag Purchaser has paid such consideration to the Company. The Company's receipt of the Drag Consideration shall be a good discharge to the Drag Purchaser. The Company shall hold the Drag Consideration in trust for each of the Called Shareholders without any obligation to pay interest.

36.8

To the extent that the Drag Purchaser has not, on the Drag Completion Date, paid the Drag Consideration that is due to the Company, the Called Shareholders shall be entitled to the immediate return of the Drag Documents for the relevant Shares and the Called Shareholders shall have no further rights or obligations under this Article 36 in respect of their Shares.

SECURITIES EXCHANGE AGREEMENT –Exhibit C

36.9

If a Called Shareholder fails to deliver the Drag Documents for its Shares to the Company by the Drag Completion Date, the Company and each Director shall be constituted the agent of such defaulting Called Shareholder to take such actions and enter into any Drag Document or such other agreements or documents as are necessary to effect the transfer of the Called Shareholder's Shares pursuant to this Article 36 and the Directors shall, if requested by the Drag Purchaser, authorise any Director to transfer the Called Shareholder's Shares on the Called Shareholder's behalf to the Drag Purchaser to the extent the Drag Purchaser has, by the Drag Completion Date, paid the Drag Consideration to the Company for the Called Shareholder's Shares offered to them. The Board shall then authorise registration of the transfer once appropriate stamp duty has been paid. The defaulting Called Shareholder shall surrender their share certificate for their Shares (or suitable executed indemnity) to the Company. On surrender, they shall be entitled to the Drag Consideration due to them.

36.10

On any person, following the issue of a Drag Along Notice, becoming a Shareholder pursuant to the exercise of a pre-existing option or warrant to acquire shares in the Company or pursuant to the conversion of any convertible security of the Company (a New Shareholder), a Drag Along Notice shall be deemed to have been served on the New Shareholder on the same terms as the previous Drag Along Notice who shall then be bound to sell and transfer all Shares so acquired to the Drag Purchaser and the provisions of this Article shall apply with the necessary changes to the New Shareholder except that completion of the sale of the Shares shall take place immediately on the Drag Along Notice being deemed served on the New Shareholder.

4.	THAT, the existing articles of association shall be renumbered accordingly.

SECURITIES EXCHANGE AGREEMENT –Exhibit C

AGREEMENT

Please read the notes at the end of this document before signifying your agreement to the Resolutions.

We, the undersigned, being the only persons entitled to vote on the Resolutions on the Circulation Date hereby irrevocably agree to the Resolutions:

Signed by DAVID ROBERTS Date	....................................................................... .......................................................................

Signed by JAYNE ROBERTS Date	....................................................................... .......................................................................

Signed by KEITH STANTON Date	....................................................................... .......................................................................

SECURITIES EXCHANGE AGREEMENT –Exhibit C

NOTES

1.

You can choose to agree or not agree to the Resolutions. If you agree with the Resolutions, please indicate your agreement by signing and dating this document where indicated above and returning a scanned copy of the signed and dated document to the Company using one of the following methods:

●	By hand: delivering a copy of the signed and dated document to the Company at 79 Torrington Avenue, Coventry, West Midlands, England, CV4 9AQ, for the attention of Mr David Roberts;

●	By post: by posting the signed and dated document by first class to the Company at 79 Torrington Avenue, Coventry, West Midlands, England, CV4 9AQ for the attention of Mr David Roberts;

●

By e-mail: by attaching a scanned copy of the signed and dated document to an e-mail and sending it to Worthy.Stewart@dorsey.com and Petchey.stephen@dorsey.com. Please enter “Written Resolutions” in the e-mail subject box.

If you do not agree to the Resolutions, you do not need to do anything: you will not be deemed to agree if you fail to reply.

2.	Once you have indicated your agreement to the Resolutions, you may not revoke your agreement.

3.	The Resolutions are passed where the required majority of eligible members have signified their agreement to it.

4.

Unless, by the date that is 28 days from the Circulation Date, sufficient agreement has been received for the Resolutions to pass, they will lapse. If you agree to the Resolutions, please ensure that your agreement reaches us before or during this date.

5.	If you are signing this document on behalf of a person under a power of attorney or other authority please send a copy of the relevant power of attorney or authority when returning this document.

SECURITIES EXCHANGE AGREEMENT –Exhibit C

APPENDIX

PREFERENCE SHARES

Distribution Rights

The Preference Shares do not entitle the holder to participate in the payment of any dividend or other distribution of the Company.

Liquidation Preference

On return of capital on a liquidation, winding up or otherwise (other than a conversion, redemption or purchase of shares), the surplus assets of the Company remaining after payment of its liabilities shall be applied (to the extent that the Company is lawfully permitted to do so) in its entirety to each of the holders of the Preference Shares, in priority to any other classes of shares, if applicable, pro rata according to the aggregate number of Preference Shares held.

Voting

The holders of Preference Shares shall, in respect of the Preference Shares held by him/her or it, be entitled to receive notice of and to attend any general meeting of the Company but shall not be entitled to speak at any general meeting or to vote on any resolutions at any general meeting of the Company or to receive a copy of any proposed written resolution.

Conversion

Immediately prior to the occurrence of either:

●

the admission of all or any of the shares or securities of the Company representing those shares (including without limitation depositary interests, American depositary receipts, American depositary shares and/or other instruments) on NASDAQ or the Official List of the United Kingdom Listing Authority or the AIM Market operated by the London Stock Exchange Plc or any other recognised investment exchange (as defined in section 285 of the Financial Services and Markets Act 2000);

●

the sale of (or the grant of a right to acquire or to dispose of) any of the shares in the capital of the Company including, for the avoidance, of doubt a business combination (in one transaction or as a series of transactions) which will result in the purchaser of those shares (or grantee of that right) and persons acting in concert with them together acquiring a controlling interest in the Company, except where following completion of the sale the shareholders and the proportion of shares held by each of them are the same as the shareholders and their shareholdings in the Company immediately prior to the sale; or

●

any other sale of (or the grant of a right to acquire or to dispose of) any of the shares in the capital of the Company including, for the avoidance, of doubt a business combination and the board in their sole and absolute discretion elect to convert the shares, each preference share shall convert to an ordinary share in the capital of the Company.

SECURITIES EXCHANGE AGREEMENT –Exhibit C

EXHIBIT D

BLACKBOXSTOCKS INC.

WRITTEN CONSENT OF
CONSENTING STOCKHOLDER
(In Lieu of Meeting)

June 9, 2023

The undersigned (the “Consenting Stockholder”), being the holder of outstanding common stock, $0.001 par value (the “Common Stock”) and Series A Convertible Preferred Stock of Blackboxstocks Inc., a Nevada corporation (the “Company”), having not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which the holders of all Common Stock and Series A Convertible Preferred Stock entitled to vote thereon were present and voted, and acting pursuant to Section 78.320 of the Nevada Revised Statutes (the “NRS”), does hereby, in lieu of taking such action at a meeting of the stockholders of the Company, consent to, approve and adopt the following resolutions:

WHEREAS, on June 9, 2023 the Company entered into a Securities Exchange Agreement (the “Exchange Agreement” with Evtec Group Limited (“Evtec”), pursuant to which the Company issued 2,400,000 shares of its Series B Convertible Preferred Stock (the “Series B Stock”) in exchange for 4,086 preferred shares of Evtec;

WHEREAS, the Series B Stock is convertible into Company common stock on a one-for-one share basis, however, until such time as stockholder approval is obtained pursuant to Nasdaq Rule 5635, issuance of shares of Common Stock in connection therewith is limited to an amount that would not be in excess of that number of shares of Common Stock equivalent to 19.99% of the number of shares of Common Stock as of the date of the Exchange Agreement (the "Nasdaq Threshold");

WHEREAS, pursuant to and as a condition to Evtec entering into the Exchange Agreement, the Consenting Stockholder agreed to execute a stockholder consent approving the issuance of Common Stock upon conversion of the Series B Stock in excess of the Nasdaq Threshold;

NOW, THEREFORE, BE IT RESOLVED, that issuance of Common Stock upon conversion of the Series B Stock issued under the terms of the Exchange Agreement in excess of the Nasdaq Threshold is hereby approved in accordance with Nasdaq Rule 5635.

This Written Consent of Consenting Stockholder shall be filed with the minutes of the meetings of the stockholders of the Company. This document may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

SECURITIES EXCHANGE AGREEMENT –Exhibit D

IN WITNESS WHEREOF, the undersigned has executed this Written Consent of Consenting Stockholder effective as of the date first above written.

STOCKHOLDER	SHARES HELD*

582,918 Shares of
Gust Kepler, Individually	Common Stock
3,269,998 Shares of Series A Convertible Preferred Stock

*As of the date of this Written Consent of Consenting Stockholders, there were 3,179,303 shares of Common Stock and 3,269,998 shares of our Series A Convertible Preferred Stock issued and outstanding. Each share of Common Stock is entitled to one vote. Each share of Series A Convertible Preferred stock of the Company is entitled to one hundred (100) votes per share on all matters submitted to a vote of the stockholders. Collectively, the shares held by the above Consenting Stockholder represent approximately 99.2% of the voting power.

SECURITIES EXCHANGE AGREEMENT –Exhibit D